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                                                                   EXHIBIT 10.22

              AMENDMENT TO EMPLOYMENT CONTRACT OF GEORGE C. EVANS
                             DATED JANUARY 20, 1995

This Amendment to the above Employment Agreement refers only to page two, termination paragraph, which is deleted from the Employment Agreement of January 20, 1995 and replaced with the following provisions:

Termination: If your employment hereunder is terminated by the Company for cause, you shall receive your benefits hereunder which have vested through the date of termination. If your employment hereunder is terminated without cause, you shall continue to receive your then current salary for the remainder of the contract and vested stock rights through the remainder of the contract, but you shall not receive a bonus. Cause for these purposes shall be defined to mean being convicted of a crime involving moral turpitude or committing a dishonest act harmful to the Company.


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                                        Brean Murray
                                        Director, Executive Committee
                                        SEARCH CAPITAL GROUP, INC.

AGREED TO AND ACCEPTED THIS
DATE OF MAY 10, 1995.



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George C. Evans